EXHIBIT 23.1

             [ON SQUAR, MILNER, REEHL & WILLIAMSON, LLP LETTERHEAD]







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2001, on our audits of the financial statements of Capital Development Group, Inc. dated May 18, 2001 for the year ending December 31, 2000, which appears on page F-2 of the Annual Report on Form 10-KSB for the year ended December 31, 2000.

                                      /s SQUAR, MILNER, REEHL & WILLIAMSON, LLP



SQUAR, MILNER, REEHL & WILLIAMSON, LLP
4100 Newport Place
Third Floor
Newport Beach, CA 92660